Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

FINWARD BANCORP

(Amended and Restated as of May 24, 2021)

Article I

Definitions and Abbreviations

Section 1.1        Corporation. As used in these By-Laws, the term “Corporation” means Finward Bancorp.

Section 1.2        IBCL. As used in these By-Laws, the term “IBCL” means the Indiana Business Corporation Law, as amended from time to time.

Section 1.3        Articles of Incorporation. As used in these By-Laws, the term “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended from time to time.

Section 1.4        By-Laws. As used in these By-Laws, the term “By-Laws” means these By-Laws, as amended from time to time.

Section 1.5        Directors. As used in these By-Laws, the term “Directors” means the members of the Board of Directors of the Corporation.

Section 1.6        Exchange Act. As used in these By-Laws, the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Article II

Meetings of Shareholders

Section 2.1        Annual Meetings.  The shareholders of the Corporation shall meet at least once each year. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the date and time to be set by the Board of Directors of the Corporation. Failure to hold the annual meeting at the designated date and time shall not work any forfeiture or a dissolution of the Corporation and shall not affect the otherwise valid corporate acts.

Section 2.2        Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or the President and shall be called by the Board of Directors if the Secretary receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least 25% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided, however, that any such demand(s) delivered to the Secretary at any time at which the Corporation has more than 50 shareholders must be properly delivered by the holders of shares representing at least 80% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand. The Board of Directors or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

Section 2.3        Notices. A written notice, stating the date, time and place of any meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than 10 nor more than 60 days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the 60th day after the Corporation’s receipt of the demand requiring the meeting to be called. Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his, her, or its address shown in the Corporation’s current record of shareholders. Except as required by the IBCL, or the Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

A shareholder or his, her, or its proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. A shareholder’s attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his, her, or its proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his, her, or its proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 2.4        Voting. Except as otherwise provided by the IBCL or the Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting shall entitle the record holder thereof, or his, her, or its proxy, to one vote on each matter voted on at the meeting.

Section 2.5        Quorum. Unless the Articles of Incorporation or the IBCL provide otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 2.6        Vote Required To Take Action.  If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Articles of Incorporation or the IBCL require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast. Shareholders shall not have the right to cumulate their votes for Directors.

Section 2.7        Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders’ meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date 70 days immediately preceding the meeting. In the absence of such determination, the record date shall be the 50th day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 2.8        Proxies. A shareholder may vote his, her, or its shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders’ meeting within the effective period of such proxy) by signing an appointment form, either personally or by the shareholders’ attorney-in-fact. The shareholder also may transmit, or authorize the transmission of, an electronic submission to the holder of the proxy, a proxy solicitation firm, or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission.  Such electronic submission shall be accompanied by or contain information from which it can be determined that the electronic submission was transmitted or authorized by the shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes and is effective for 11 months unless a longer period is expressly provided in the appointment form. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the IBCL and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 2.9        Removal of Directors. Any or all of the members of the Board of Directors may be removed, for good cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least 80% of the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause.

Section 2.10         Written Consents. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents (which may be in multiple counterparts) describing the action taken, signed by all the shareholders entitled to vote on the action, bearing the date of signature, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 2.10 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document. If the IBCL or the Articles of Incorporation or these By-Laws require that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of voting shareholders, the Corporation shall give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken.

Section 2.11         Participation by Remote Communication. The President or the Board of Directors may permit any or all shareholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of remote communication, such as, without limitation, conference telephone, by which all shareholders using the means of remote communication are provided with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and communicate with the other persons present at the meeting substantially concurrently with the proceedings. A shareholder participating in a meeting by such means or remote communication shall be deemed to be present in person at the meeting.

Section 2.12         Notice of Shareholder Business.

(a)          At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given in accordance with Section 2.3 of these By-Laws, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or President, or (iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12 (the “Proposing Shareholder”). In addition, any proposal of business must be a proper matter for shareholder action.

(b)          For business (including shareholder nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 2.12(a)(iii) above, the Proposing Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the shareholders or public disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation, not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of the close of business on the 90th day prior to such Other Annual Meeting Date, or the close of business on the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A Proposing Shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting (including shareholder nominations): (i) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s stock records, of the Proposing Shareholder; (iii) the class and number of shares of the Corporation which are owned by the Proposing Shareholder beneficially and of record together with a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (iv) a description of any agreement, arrangement, or understanding with respect to such proposal between or among the Proposing Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing together with a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (v) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk, or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation, together with a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (vi) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal contained in the notice; (vii) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of such proposal; and (viii) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)          Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 2.3 of these By-Laws (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Exchange Act). In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 2.12. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.12. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with these By-Laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted.

Section 2.13         Notice of Shareholder Nominees for Director. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders by or at the direction of the Board of Directors or by a Proposing Shareholder entitled to vote for the election of Directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 2.12 of these By-Laws. The Nominating Shareholder’s notice shall set forth, in addition to the information required by Section 2.12, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address, and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (v) the qualifications of the nominee to serve as a Director of the Corporation. In the event the Board of Directors or the President calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 2.13 and shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of Directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 2.13. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 2.13. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Article III

Directors

Section 3.1        Number and Terms. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. The Directors shall be divided into three classes, with each class containing Directors as nearly equal in number as the then total number of Directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. At each annual meeting of shareholders, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of shareholders. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible.

Despite the expiration of a Director’s term, the Director shall continue to serve until his or her successor is elected and qualified, or until the earlier of his or her death, resignation, disqualification, or removal, or until there is a decrease in the number of Directors. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary.  Any such resignation shall take effect when delivered unless the notice specifies a later effective date.  Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director’s predecessor was elected.

The Directors and each of them shall have no authority to bind the Corporation except when acting as the Board of Directors.

Section 3.2        Quorum and Vote Required To Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the IBCL, the Articles of Incorporation, or these By-Laws.

Section 3.3        Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates, at such times, and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

Section 3.4        Special Meetings. Special meetings of the Board of Directors may be called by any member of the Board of Directors upon not less than 24 hours’ notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, email, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five days after its mailing. Notice of any meeting of the Board of Directors may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records of the Corporation. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.5        Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 3.5 shall have the same effect as a unanimous vote of all members of the Board of Directors and may be described as such in any document.

Section 3.6        Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as, among others, conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 3.7        Committees.

(a)        The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b)        To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

(1)         authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(2)         approve or propose to shareholders action that is required by the IBCL, the Articles of Incorporation, or these By-Laws to be approved by shareholders;

(3)         fill vacancies on the Board of Directors or on any of its committees;

(4)         except to the extent permitted by clause (7) of this subsection, amend the Articles of Incorporation under Section 23-1-38-2 of the IBCL;

(5)         adopt, amend, or repeal provisions of these By-Laws;

(6)         approve a plan of merger not requiring shareholder approval; or

(7)         authorize or approve the issuance or sale or a contract for sale of shares of the Corporation, or determine the designation and relative rights, preferences, and limitations of a class or series of shares of the Corporation, except the Board of Directors may authorize a committee to take action described in this clause (7) within limits prescribed by the Board of Directors.

(c)        Except to the extent inconsistent with the resolutions creating a committee, Sections 3.1 through 3.6 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements, and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

Section 3.8       Election Not to be Governed by Ind. Code Section 23-1-33-6(c). The Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of the IBCL.

Article IV

Officers

Section 4.1       Designation, Selection, and Terms. The officers of the Corporation shall consist of the President, the Chief Financial Officer, the Treasurer, and the Secretary. The Board of Directors may also designate a Chairman of the Board, and may designate any such Chairman of the Board as an officer of the Corporation. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as the chief executive officer. The Board of Directors may also elect such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office. The officers of the Corporation shall be elected by the Board of Directors and need not be selected from among the members of the Board of Directors, except for Chairman of the Board, if any, and the President who shall be members of the Board of Directors. Any two or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such authority and duties as generally appertain to their respective offices. The election or appointment of an officer does not itself create contract rights.

Section 4.2       Removal; Vacancies. The Board of Directors may remove any officer, at any time with or without cause. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

Section 4.3       Remuneration. The Board of Directors may, at its discretion from time to time, fix the remuneration of any officer by resolution included in the minutes of the proceedings of the Board of Directors.

Article V

Execution of Documents; Loans; Checks

Section 5.1        Execution of Documents.  The Board of Directors may authorize any officer or employee to sign, in the Corporation’s name, any deed, lease, contract, or other document, and such authority may be general or confined to specific instances. In the absence of any such authorization, the President shall have the authority to sign any such document that has been approved by the Board of Directors, unless specifically directed otherwise by the Board of Directors or otherwise provided herein or in the Articles of Incorporation.

Section 5.2        Loans. Such of the officers of the Corporation as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minutes of the proceedings of the Board of Directors shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation’s behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notes, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

Section 5.3        Checks. All checks, drafts, or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minutes book of the Corporation; and in the absence of such designation, such checks, drafts, or other orders for payment shall be signed by either the President, Chief Financial Officer, or the Treasurer.

Section 5.4        Voting of Stock of Other Corporations. Subject always to the further orders and directions of the Board of Directors, any share of stock issued by any other corporation and owned or controlled by the Corporation (an “Investment Share”) may be voted at any shareholders’ meeting of such other corporation by the President or his or her designee.  Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder’s consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the President, and, when necessary or required, shall be attested by the Secretary either with or without affixing thereto the seal of the Corporation (if one exists).  Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.

Article VI

Stock

Section 6.1        Certificates for Shares; Uncertificated Shares. The shares of capital stock of the Corporation may be represented by certificates, or may be represented in uncertificated form evidenced by a book-entry system maintained by the registrar or other transfer agent of such stock for the purpose of, among other things, allowing such shares to be transferred, traded, or otherwise delivered pursuant to the Depository Trust Company’s direct registration system and to otherwise be “DRS eligible.” If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. Certificates for shares of the capital stock of the Corporation shall be signed by the Chairman, or in his absence or unavailability, the President, and by the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

The Secretary shall ensure that records of issuance of all uncertificated shares and the transfer, exchange, conversion, surrender, or redemption thereof, shall be maintained at all times by the duly appointed transfer agent or agents of the Corporation, through a direct registration system or other book-entry record keeping system as the Secretary may approve.  Any direction of the Board of Directors that any shares of any class or series shall be issued in uncertificated form shall not affect shares already represented by certificates until they are surrendered to the Corporation.

Section 6.2        Contents of Stock Certificates. Each certificate representing capital stock of the Corporation, if any, shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon the shareholder’s written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Section 6.3        Transfers of Stock.  Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s duly authorized attorney, or by transfer agents designated to transfer shares of stock of the Corporation, on payment of all taxes thereon, and, in the case of certificated shares, the surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer, and delivered to the Secretary or the designated transfer agents.

Section 6.4        Stock Transfer Records. There shall be entered upon the stock records of the Corporation the number of each certificate issued, if applicable, the number, kind, and class of shares issued, the name and address of the registered holder of such shares, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred, and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation’s stock records may be kept in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock records of the Corporation shall be kept at the offices of the Corporation’s transfer agent, if appointed, for each class of stock identified by the Corporation the records of which are to be maintained by the transfer agent, or, if no transfer agent has been appointed, at the principal executive office of the Corporation. Such stock records shall include a complete and accurate shareholders’ list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

Section 6.5        Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

Section 6.6        Loss, Destruction, or Mutilation of Certificates. The holder of any shares of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to such shareholder (a) a new certificate or certificates of stock, or (b) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or such holder’s legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates or uncertificated shares, save upon the order of a court having jurisdiction in such matters.

Article VII

Miscellaneous

Section 7.1        IBCL. The provisions of the IBCL applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

Section 7.2        Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December of each year.

Section 7.3        Redemption of Shares Acquired in Control Share Acquisitions. If and whenever the provisions of Indiana Code 23-1-42 apply to the Corporation, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

(a)          no acquiring person statement has been filed with the Corporation with respect to such control share acquisition in accordance with Indiana Code Section 23-1-42-6; or

(b)          the control shares are not accorded full voting rights by the Corporation’s shareholders as provided in Indiana Code Section 23-1-42-9.

A redemption pursuant to Section 7.3(a) above may be made at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 7.3(b) above may be made at any time during the period ending two years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 7.3 shall be made at the fair value of the control shares and pursuant to such procedures for redemption as may be set forth in these By-Laws or adopted by resolution of the Board of Directors.

As used in this Section 7.3, the terms “control shares,” “control share acquisition,” “acquiring person statement,” and “acquiring person” shall have the meanings ascribed to such terms in Indiana Code 23-1-42.

Section 7.4        Exclusive Forum for Certain Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit or Superior Courts of Lake County, State of Indiana, or the United States District Court in the Northern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of fiduciary duty owed by any Director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the IBCL, the Articles of Incorporation, or these By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.

Section 7.5        Amendments. These By-Laws may be rescinded, changed or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Articles of Incorporation or by the IBCL.